Exhibit 99.1

OPENWAVE REPORTS FIRST QUARTER FISCAL 2004 RESULTS

REDWOOD CITY, Calif. —October 28, 2003—Openwave Systems Inc. (Nasdaq: OPWVD), the leading provider of open software products and services for the communications industry, today announced that revenues for its first fiscal quarter ended September 30, 2003 were $68.0 million, an increase from $66.5 million for the preceding quarter ended June 30, 2003.

In addition to revenue, the Company delivered results at the high end of the range for management’s outlook with respect to gross margins, total ending cash and investments, earnings per share, and EBITDA.

“We continue to execute on our plan toward profitability,” said Don Listwin, president and CEO of Openwave. “Our optimism in the mobile data market is growing as operators worldwide are rolling out new services.”

Openwave effected a 1 for 3 reverse stock split on October 21. Per share net loss on a pre- and post-split basis are as follows:

Pre-Split

Based on Generally Accepted Accounting Principles (GAAP), net loss for the first quarter ended September 30, 2003 was $14.0 million or $0.08 per basic share pre-split, compared to a net loss of $25.7 million or $0.14 per basic pre-split share for the preceding quarter.

Post-Split

Based on GAAP, net loss for the first quarter ended September 30, 2003 was $14.0 million or $0.23 per basic post-split share, compared to a net loss of $25.7 million or $0.43 per basic post-split share for the preceding quarter.

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Page 2 of 8—Openwave Reports First Quater Fiscal 2004

EBITDA loss, which consists of earnings before interest, taxes, depreciation, amortization and impairment of assets including deferred stock-based compensation expense, was $4.7 million. EBITDA loss included restructuring-related charges of $1.9 million. The Company considers EBITDA to be an important measure of performance because it reflects the resources available to fund the Company’s operations, and it is an important metric often used by investors to evaluate the performance of a business.

As of September 30, 2003, the Company had cash, cash equivalents, short-term and long-term investments totaling $367.3 million, of which $29.9 million is set aside as restricted cash. The total cash includes $145.7 million of net proceeds that Openwave raised when it completed an issuance of convertible debt in September 2003. Net cash used for operating activities during the three months ended September 30, 2003 was $13.4 million, which includes $6.9 million of cash used for restructuring costs.

Second Quarter Fiscal 2004 Business Outlook

Management’s current outlook for the quarter ending December 31, 2003 is that revenues will be within a range of $65 million plus or minus 10 percent, gross profit will be between 71 and 74 percent of revenues, net loss between $5 million and $15 million, GAAP net loss per share between $0.09 and $0.25 per share, and EBITDA between positive $3 million and negative $6 million. Management expects to have cash, cash equivalents, short-term and long-term investments, inclusive of restricted cash, of $345 to $355 million as of December 31, 2003.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. EDT today to discuss its financial results for its first quarter ended September 30, 2003. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (888) 428-4480 or (651) 291-5254 (international). A replay of the conference call will be available for 72 hours beginning at 8:30 p.m. EDT on October 28 by calling 800-475-6701. The replay can be accessed internationally by calling 320 365-3844, reservation number: 700290.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

Page 3 of 8—Openwave Reports First Quater Fiscal 2004

About Openwave

Openwave Systems Inc. (Nasdaq: OPWVD) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements (including without limitation those contained in the Business Outlook section and the quotations from management) relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statement. Notwithstanding changes that may occur with respect to matters relating to the Business Outlook and other forward looking statements, Openwave does not expect to update such statements until the release of its next quarterly earnings announcement. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and technologies and integrate such acquisitions; (i) increased global competition; (j) technological changes and developments; (k) general risks of the Internet and wireless and wireline telecommunications sectors; and (l) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Page 4 of 8—Openware Reports First Quarter Fiscal 2004

INVESTOR CONTACTS: Bonnie McBride The Global Consulting Group 415-388-1635 bmcbride@hfgcg.com Joshua Pace Chief Accounting Officer Openwave Systems Inc. 650-480-4999 investor@openwave.com

MEDIA CONTACT:

Michele Landry

Openwave Systems Inc.

650-480-4622

Michele.landry@openwave.com

Page 5 of 8—Openwave Reports First Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002
Revenues:
License	$32,208	$32,056	$39,744
Maintenance and support services	20,366	22,209	17,926
Professional services	9,803	8,014	8,178
Project	5,612	4,264	5,310

Total revenues	67,989	66,543	71,158

Cost of revenues:
License	1,945	797	1,309
Maintenance and support services	6,252	6,708	8,442
Professional services	7,296	6,394	5,866
Project	2,149	3,833	4,821
Amortization of intangible assets	622	621	1,955

Total cost of revenues	18,264	18,353	22,393

Gross profit	49,725	48,190	48,765

Operating Expenses:
Research and development	25,586	26,796	32,298
Sales and marketing	23,623	24,781	34,422
General and administrative	10,056	8,670	13,977
Restructuring and other related costs	2,652	9,926	83,335
Stock-based compensation	735	901	772
Amortization and impairment of goodwill and other intangible assets	68	69	7,754
Merger, acquisition and other integration related costs	—	—	244

Total operating expenses	62,720	71,143	172,802

Operating loss	(12,995)	(22,953)	(124,037)
Interest and other income, net	578	1,830	2,287
Impairment of nonmarketable equity securities	—	(1,464)	—

Loss before provision for income taxes and cumulative effect of change in accounting principle	(12,417)	(22,587)	(121,750)
Income taxes	1,572	3,116	2,247

Loss before cumulative effect of change in accounting principle	(13,989)	(25,703)	$(123,997)
Cumulative effect of change in accounting principle	—	—	(14,547)

Net Loss	$(13,989)	$(25,703)	$(138,544)

Post-split basic and diluted net loss per share	$(0.23)	$(0.43)	$(2.36)

Pre-split basic and diluted net loss per share	$(0.08)	$(0.14)	$(0.79)

Post-split shares used in computing basic and diluted net loss per share	60,104	59,733	58,742

Pre-split shares used in computing basic and diluted net loss per share	180,312	179,200	176,226

Page 6 of 8—Openwave Reports First Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30, 2003	June 30, 2003	September 30, 2002
Assets
Current Assets
Cash, cash equivalents and short-term investments	$302,666	$172,684	$227,827
Accounts receivable, net	61,849	62,125	111,495
Other current assets	14,442	13,218	12,563

Total current assets	378,957	248,027	351,885
Property and equipment, net	38,145	44,582	78,200
Long-term investments	34,787	39,195	25,842
Restricted cash	29,867	22,271	22,900
Goodwill, intangibles and other assets	15,136	12,594	20,518

	$496,892	$366,669	$499,345

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,208	$3,844	$8,528
Accrued liabilities	43,543	36,377	56,896
Accrued restructuring costs	15,625	18,358	39,985
Deferred revenue	62,809	73,790	80,835

Total current liabilities	126,185	132,369	186,244
Accrued restructuring costs—long term	46,032	48,152	54,816
Deferred rent obligations	4,117	3,870	2,917
Notes payable—long term	150,000	—	—

Total liabilities	326,334	184,391	243,977
Total stockholders’ equity	170,558	182,278	255,368

	$496,892	$366,669	$499,345

Page 7 of 8—Openwave Reports First Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(In thousands)

	Three Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002
Cash flows from operating activities:
Net loss	$(13,989)	$(25,703)	$(138,544)
Adjustments to reconcile net loss to net cash used for operating activities
Depreciation, amortization and impairment of intangible assets	7,537	8,304	19,033
Impairment of nonmarketable equity securities	—	1,464	—
Provision for (recovery of) doubtful accounts	135	(1,959)	900
Cumulative effect of change in accounting principle	—	—	14,547
Impairment of property and equipment—restructuring related	738	2,083	12,202
Other non-cash activities	209	(70)	—
Changes in operating assets and liabilities	(8,044)	7,786	72,159

Net cash used for operating activities	(13,414)	(8,095)	(19,703)

Cash flows from investing activities:
Purchases of property and equipment, net	(622)	(731)	(5,146)
Acquisitions, net of cash acquired	—	—	(15,735)
Net proceeds of short-term investments	2,194	35,035	27,612
Net proceeds (purchases) of long-term investments	4,412	(10,140)	30,012
Restricted cash and investments	(7,596)	285	—

Net cash provided by (used for) investing activities	(1,612)	24,449	36,743

Cash flows from financing activities:
Proceeds from issuance of common stock, net	1,627	731	11
Proceeds from issuance of convertible debt, net	145,672	—	—
Other, net	4	(4)	12

Cash provided by financing activities	147,303	727	23

Net increase in cash and cash equivalents	132,277	17,081	17,063
Cash and cash equivalents at beginning of period	139,339	122,258	140,699

Cash and cash equivalents at end of period	$271,616	$139,339	$157,762

Page 8 of 8—Openwave Reports First Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION-UNAUDITED

(in thousands)

	Three Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002
Reconciliation between EBITDA and GAAP net loss:
GAAP net loss	$(13,989)	$(25,703)	$(138,544)
Add back:
Income taxes	1,572	3,116	2,247
Interest income, net	(579)	(1,184)	(2,036)
Depreciation and amortization	6,802	7,403	10,974
Impairment of goodwill and other assets	—	—	21,834
Impairment of property and equipment— restructuring related	738	2,083	12,202
Stock-based compensation	735	901	772

Earnings before interest, taxes, depreciation and amortization	$(4,721)	$(13,384)	$(92,551)

	Three Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002
Reconciliation of EBITDA to cash flows from operations:
EBITDA loss	$(4,721)	$(13,384)	$(92,551)
Income taxes	(1,572)	(3,116)	(2,247)
Interest income, net	579	1,184	2,036
Impairment of nonmarketable equity securities	—	1,464	—
Provision for (recovery of) doubtful accounts	135	(1,959)	900
Other non-cash operating activities	209	(70)	—
Changes in operating assets and liabilities	(8,044)	7,786	72,159

Cash flows used for operating activities	$(13,414)	$(8,095)	$(19,703)